Exhibit 21.1



                   SUBSIDIARIES OF REGISTRANT

The companies listed below are the majority-owned subsidiaries of the registrant as of December 31, 1999:

                                          State or Other
                                           Jurisdiction
                                             in which
   Name of Subsidiary                      Incorporated

Atlantic Research Corporation                Delaware
Casco Electronics GmbH                       Germany
Casco IMOS Italia S.R.L.                     Italy
Casco Investors Corp                         New York
Casco Products Corporation                   Delaware
The Centor Company                           Missouri
Chromalloy American Corporation              Delaware
Chromalloy Castings Tampa Corporation        Delaware
Chromalloy Component Services, Inc.          Delaware
Chromalloy Gas Turbine Corporation           Delaware
Chromalloy Gas Turbine Europa, B.V.          Netherlands
Chromalloy Gas Turbine France                France
Chromalloy Heavy Industrial Turbines, Ltd.   Delaware
Chromalloy Holland B.V.                      Netherlands
Chromalloy Israel Ltd                        Israel
Chromalloy Men's Apparel, Inc.               Delaware
Chromalloy San Diego Corporation             California
Chromalloy Thailand Ltd                      Thailand
Chromalloy U.K. Ltd.                         England
Chromalloy Wallkill Corp.                    New York
Chromizing, S.A. de C.V.                     Mexico
Jamo Matrizjen B.V.                          Netherlands
Malichaud et CIE S.A.                        France
MEGTEC Systems AB                            Sweden
MEGTEC System, GmbH                          Germany
MEGTEC Systems, Inc.                         Delaware
MEGTEC Systems, SA                           France
Sequa Capital Corporation                    New York
Sequa Coatings Corporation                   Indiana
Sequa Financial Corporation                  New York
Sequa Limited                                England
Sequa Receivables Corp                       New York
Specialized Overhaul Services Group, Inc.    Delaware
TurboCombustor Technology, Inc.              Florida
Warwick International Group Ltd              England


Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.